NxStage Reports Third Quarter 2005 Financial Results
LAWRENCE, MA., December 1, 2005 /PRNewswire/ — NxStage Medical, Inc. (Nasdaq: NXTM), today released its financial results for the third quarter ended September 30, 2005.
Revenue for the quarter ended September 30, 2005 was $1.5 million, a 239% increase over revenue of $442 thousand for the third quarter of 2004. For the nine months ended September 30, 2005 revenue was $3.9 million, a 240% increase over revenue of $1.2 million for the first nine months of 2004.
Revenues in the chronic home dialysis market were $872 thousand for the third quarter of 2005, a 440% increase over revenues of $162 thousand in the chronic market for the third quarter of 2004. For the nine months ended September 30, 2005 revenues in the chronic home dialysis market were $1.8 million, a 462% increase over chronic revenues of $327 thousand for the first nine months of 2004. By the end of the third quarter, NxStage was working with 53 dialysis centers to provide home hemodialysis therapy to 212 end-stage renal disease (ESRD) patients with its System One portable dialysis machine.
“Our third quarter revenue growth demonstrates that the System One is gaining recognition as a highly-effective, more convenient therapy for patients suffering from end-stage renal disease and acute kidney failure. We are particularly pleased with our continued traction in the chronic market and we are aggressively pursuing our goal of becoming the market leader in home hemodialysis,” said Jeff Burbank, President and Chief Executive Officer of NxStage.
In the critical care market, NxStage recently won a significant competitive order for several systems. “Critical care customers continue to praise how the System One enables therapy and dose flexibility, while saving nursing time and effort. The System One is now being used by more than 40 acute care hospitals in the United States,” said Mr. Burbank.
NxStage reported a net loss of $6.6 million for the third quarter of 2005 compared with a net loss of $3.6 million for the third quarter of 2004, reflecting research and development costs for the ongoing development of System One as well as increased sales and marketing spending following clearance by the Food and Drug Administration of a home hemodialysis indication for the System One in June 2005. For the first nine months of 2005, the net loss was $17.1 million compared to $10.7 million in the first nine months of 2004.
Cash and cash equivalents at September 30, 2005 were $12.5 million, which excludes the net proceeds of approximately $56.7 million from the sale of 6,325,000 shares of common stock in an initial public offering which closed on November 1, 2005. “NxStage’s mission is to bring effective hemodialysis to the home, adding convenience and flexibility to patients’ lives, while improving their health. We welcome the support of our new shareholders in achieving this important goal,” Mr. Burbank said.

Guidance for the fourth quarter of 2005
For the fourth quarter of 2005, NxStage expects revenues in the range of $1.8 million to $2.2 million, and a net loss in the range of -$6.9 million to – $7.3 million. The Company anticipates providing guidance for the year 2006 in February 2006 after it reports the results for the fourth quarter and year ended December 31, 2005.
Conference Call
NxStage will also host a conference call today at 9:00 a.m. EST to discuss the third quarter 2005 results. To listen to the conference call, please dial (866) 713-8565 for domestic callers and (617) 597-5324 for international callers. The passcode is 30801770. A replay of the conference call will be available through December 8, 2005 by dialing 888-286-8010 (domestic) and 617-801-6888 (international), passcode 80425788. An online archive of the conference call will also be available by accessing the Investor Relations portion of the Company’s website at www.nxstage.com.
About NxStage Medical
NxStage Medical, Inc. (NASDAQ: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative systems for the treatment of end-stage renal disease, or ESRD, and acute kidney failure. For more information on NxStage and its products, please visit the company’s website at www.nxstage.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated demand for NxStage’s products, its goal to be a market leader in home hemodialysis and expectations as to the future operating results and availability of financial guidance for future periods. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements including market acceptance and demand for NxStage’s System One, growth in home hemodialysis, availability of financial guidance for future periods and certain other factors that may affect future operating results and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including the section captioned “Risk Factors” in NxStage’s Final Prospectus, dated October 27, 2005.
In addition, the statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.
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NxStage Medical, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$12,545,271	$5,639,499
Marketable securities	—	12,495,000
Accounts receivable, net	935,795	524,265
Inventory	5,600,346	4,410,253
Prepaid expenses and other current assets	123,996	39,585

Total current assets	19,205,408	23,108,602

Property and equipment, net	1,286,307	759,008
Field equipment, net	3,436,589	1,041,263
Other assets	2,026,181	546,061

Total assets	$25,954,485	$25,454,934

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$2,752,317	$1,409,269
Accrued expenses	2,272,212	1,020,426
Deferred revenue	—	25,720
Current portion of long-term debt	1,484,864	1,448,165

Total current liabilities	6,509,393	3,903,580

Long-term debt	2,022,328	3,005,717

Commitments	—	—

Redeemable convertible preferred stock, at redemption value:

Series B- Authorized – 1,875,000 shares; issued and outstanding–1,875,000 shares	5,006,250	5,006,250
Series C- Authorized – 1,155,169 shares; issued and outstanding–1,151,632 shares	6,000,003	6,000,003
Series D- Authorized – 5,011,173 shares; issued and outstanding–4,857,622 shares	29,000,008	29,000,008
Series E- Authorized – 2,690,846 shares; issued and outstanding-2,669,908 shares	15,939,351	15,939,351
Series F- Authorized – 2,829,671 shares; issued and outstanding-2,747,253 shares	20,000,002	20,000,002
Series F-1- Authorized – 2,197,801 shares; issued and outstanding -2,197,801 at September 30, 2005; none at December 31, 2004	15,999,993	—

Total redeemable convertible preferred stock	91,945,607	75,945,614

Stockholders’ Deficit:
Common stock, $0.001 par value – Authorized – 30,000,000 shares; Issued and outstanding – 2,568,264 shares at September 30, 2005 and 2,566,681 at December 31, 2004	2,568	2,567

	September 30,	December 31,
	2005	2004
Additional paid-in-capital	2,475,780	2,391,223
Deferred compensation	(328,845)	(420,509)
Accumulated deficit	(76,636,755)	(59,496,069)
Accumulated other comprehensive income (loss)	(35,591)	122,811

Total stockholders’ deficit	(74,522,843)	(57,399,977)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$25,954,485	$25,454,934

NxStage Medical, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three-months ended		Nine-months ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues	$1,496,785	$441,940	$3,933,960	$1,158,021
Cost of revenues	2,270,865	905,545	6,114,408	2,252,935

Gross profit (deficit)	(774,080)	(463,605)	(2,180,448)	(1,094,914)

Operating expenses:
Research and development	1,648,887	1,521,865	4,704,659	4,482,490
Selling and marketing	2,084,967	747,898	4,986,376	2,263,257
Distribution	623,366	152,325	1,409,030	286,350
General and administrative	1,298,249	776,248	3,501,210	2,662,052

Total operating expenses	5,655,469	3,198,336	14,601,275	9,694,149

Interest income	118,304	32,810	268,090	73,314
Interest expense	(278,667)	(2,468)	(592,063)	(10,059)

	(160,363)	30,342	(323,973)	63,255

Net loss	$(6,589,912)	$(3,631,599)	$(17,105,696)	$(10,725,808)

Net loss per share-basic and diluted	$(2.57)	$(1.42)	$(6.66)	$(4.19)

Weighted average shares outstanding - basic and diluted	2,567,618	2,564,972	2,566,852	2,559,990

Revenue by market:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Critical Care	$624,938	$280,342	$2,095,757	$831,294
Chronic market	871,847	161,598	1,838,203	326,727

Total	$1,496,785	$441,940	$3,933,960	$1,158,021

Business metrics:

	September 30,	September 30,
	2005	2004
Chronic patients on therapy	212	35

Dialysis centers with System One	53	7
Contact
David N. Gill
Senior Vice President & Chief Financial Officer
978-687-4700
dgill@nxstage.com